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                                                                     EXHIBIT 4.1

COMMON STOCK                                                        COMMON STOCK

                      DEMAND FINANCIAL INTERNATIONAL, INC.
    NUMBER                                                      NUMBER OF SHARES

----------------                                             -------------------


               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
               Authorized Common Stock, 25,000,000 $.001 Par Value


                                                              CUSIP# 24802P 10 4

THIS CERTIFIES THAT
Is the recordholder of


FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF


                      DEMAND FINANCIAL INTERNATIONAL, INC.


Hereinafter designated the "Corporation", transferable on the books of the Corporation upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now and or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

A statement of the rights, preferences, privileges and restrictions of each class of stock or series thereof may be obtained upon request without charge, from the Corporation at its principal executive office.


WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:



SECRETARY                                                        PRESIDENT



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